UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2007
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3473 (Commission File Number)	95-0862768 (IRS Employer Identification No.)

300 Concord Plaza Drive San Antonio, Texas (Address of principal executive offices)	78216-6999 (Zip Code)
(210) 828-8484
(Registrant’s telephone number,
including area code)
Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On May 23, 2007, Tesoro Corporation (the “Company”) issued a press release (the “Press Release”) announcing that it had finalized the terms of its previously announced senior notes offering. The Company will issue $500 million in principal amount of 6.50% Senior Notes due 2017. The notes are unsecured. The Company anticipates that completion of the offering will occur on May 29, 2007 and intends to use the proceeds from the offering, together with cash on hand, to repay borrowings under the Company’s $700 million 364-day term loan. The 364-day term loan was used to finance, in part, the acquisition of certain assets from Shell Oil Products US. The 364-day term loan will be terminated upon repayment. The Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
99.1	Press Release issued on May 23, 2007 by Tesoro Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 24, 2007

TESORO CORPORATION
By:	/s/ OTTO C. SCHWETHELM
Otto C. Schwethelm
Vice President, Finance and Treasurer

Index to Exhibits

Exhibit Number	Description
99.1	Press Release issued on May 23, 2007 by Tesoro Corporation.